Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS TO THE COMPANY’S REGISTRATION
STATEMENT ON FORM S-1

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 14, 2011 relating to the consolidated financial statements of MabCure, Inc. and Subsidiary as of and for the years ended December 31, 2010 and 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
Certified Public Accountants
Saddle Brook NJ
June 9, 2011